UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 4, 2015

Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant's telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 4, 2015, Akorn, Inc. ("Akorn" or the "Company") issued a press release announcing certain financial information including liquidity balances as of the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 and fully diluted outstanding share count for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report, and information under the heading "Liquidity Update" is incorporated here by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 15, 2015, the Listing Qualifications Staff (the "Staff") of The NASDAQ Stock Market LLC ("NASDAQ") granted Akorn's request for an extension through November 9, 2015 to file the Company's delinquent periodic reports with the Securities and Exchange Commission and thereby evidence full compliance with all applicable requirements for continued listing on The NASDAQ Global Select Market. Following the Company's notice to the Staff on November 2, 2015, that Akorn did not expect to timely satisfy the terms of the Staff's extension, the Staff formally notified the Company on November 3, 2015 that, in accordance with Listing Rule 5250(c)(1) (the "Filing Requirement"), the Company's securities would be subject to suspension and delisting unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the "Panel").

The Company will request a hearing before the Panel to address the Staff's November 3, 2015 determination. The Panel will separately notify the Company once it has made a determination regarding the Company's request for an extension of the stay. While the Company is diligently working to regain compliance with the NASDAQ Filing Requirement, there can be no assurance that the Panel will grant the Company's request for continued listing pending its return to compliance. Pursuant to the Listing Rules, the Panel has the discretion to grant the Company an extension through early May 2016.

Item 7.01. Regulation FD Disclosure.

On November 4, 2015, Akorn issued a press release containing revised annual guidance using non-GAAP measures with accompanying reconciliations to GAAP. A copy of the press release is furnished as Exhibit 99.1 to this report, and the information under the heading "Updated 2015 Financial Guidance" and the related reconciliation tables are incorporated here by reference.

The information in this Item 2.02, including exhibit 99.1 attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This filing includes statements that may constitute "forward looking statements", including projections of sales, the expected timing of filings, the timing and successful implementation of remediation efforts, the expected impact of the restatement on our financial results, the expected timeline and results of investigations and litigation, our financial guidance, the results of future NASDAQ hearings and determinations, the timing of filing and the results of ANDAs, and other statements regarding Akorn's launches, regulatory approvals, goals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any; the impact of competitive products and pricing; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations; the difficulty of predicting the timing of the completion of our restatement, its impact on our financial results, and the timing of the related filings; costs, risks and uncertainties associated with pending litigation and investigation matters described herein; changes in the laws and regulations and such other risks and uncertainties outlined in Akorn's periodic public filings with the Securities and Exchange Commission and in other written or oral investor communications. Other factors besides those listed there could also adversely affect our results. Except as expressly required by law, Akorn disclaims any intent or obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See attached exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015	Akorn, Inc.
	By:	/s/ JOSEPH BONACCORSI Joseph Bonaccorsi Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release issued by Akorn, Inc. on November 4, 2015 titled "Akorn Provides Business and Financial Guidance Update".